THE OPTIONS AND COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OPTIONS AND COMMON STOCK ISSUABLE ON EXERCISE OF OPTIONS MAY NOT BE SOLD UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE OPTIONS OR COMMON STOCK OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                 CANDIE'S, INC.
                               OPTION CERTIFICATE

               Options to Purchase 100,000 Shares of Common stock
                                $.001 Par Value

                          Dated: As of October 6, 1994

                   Void after 5:00 P.M., New York Local Time
                     October 6, 1999 or, if not a business
                    day, at 5:00 P.M., New York Local Time,
                       on the next following business day

         Candie's, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby certifies that New Retail Concepts, Inc. (hereinafter referred to as "Holder"), his successors and assigns, for value received, is entitled to purchase from the Company at any time after April 6, 1995 and before 5:00 P.M. New York local time on October 6, 1999, or, if such is not a business day (the "Exercise Period") 100,000 shares of common stock, $.001 par value (hereinafter referred to as the "Option Shares") of the Company in accordance with the number of Options indicated on the face hereof at the purchase price of $1.15 per share (hereinafter referred to as the "Exercise Price"). The Exercise Price is subject to adjustment as provided herein.

          (a) Exercise of Options. Upon presentation and surrender of this Option Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at 2975 Westchester Avenue, Purchase, New York 10577 together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of Option Shares of the Company being purchase, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Option Shares being purchased. This Option may be exercised per the option period below in whole or in part; and, in case of exercise hereof in part only, the company, upon surrender hereof, will deliver to the Holder a new Option Certificate or Option certificates of like tenor entitling said Holder to purchase the number of Option Shares as to which the Option Certificate has not been exercised.

          (b) Option Period. The Options granted hereby shall be exercisable in the following amounts commencing of the following date:

                          Shares      Exercise of Option
                          ------      ------------------
                          100,00      April 6, 1995

         The Options shall expire on October 6, 1999 subject to earlier termination as provided in the Plan.

         (c) Rights and Obligations of Holder. The Holder of this Option Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event that any certificate representing shares of the Company's common stock is issued to the Holder hereof upon exercise of some or all of the Options represented hereby such Holder shall, for all purposes, be deemed to have become the Holder of record of such stock on the date on which this Option Certificate, together with a duly executed Purchase form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of such share certificate. The rights of the Holder of this Option Certificate are limited to those expressed herein and the Holder of this Option Certificate, by his acceptance hereof, consents and agrees to be bound by you and to comply with all the provisions of this Option Certificate, including without limitation all the obligations imposed upon the Holder by Section 3 hereof. In addition, the Holder of this Option Certificate, by accepting the same, agrees that the company and its transfer agent may deem and treat the person in whose name this Option Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

         (d) Option Shares. The Company covenants and agrees that all Option Shares delivered upon exercise of this Option Certificate will, upon delivery and payment of the Purchase Price in accordance with the terms hereof, be duly and validly authorized and issued, fully-paid and non-assessable and free from all stamp taxes, liens, and charges with respect to the purchase hereof. In addition, the Company agrees at all times to reserve for issuance an authorized number of shares of its authorized but unissued common stock sufficient to permit the exercise in full of outstanding Options.

         (e) Disposition of Options or Option Shares. The Holder of this Option Certificate and any transferee hereof or of the Option Shares, by their acceptance hereof, hereby agrees that (a) no transfer of the Options or the Option Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and
(b) during such period as delivery of a prospectus with respect to the Options or the Option Shares may be required by the Act, no public distribution of the

Options or Option Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws.

         (f) Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                  (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such persons(s) are acquiring such Shares for this or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel such registration is not required."

                  (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         (g) Piggyback Registration. If, at any time during the Exercise Period, the Company proposes to prepare and file any new registration statement or amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within ten (10) days after receipt of the Notice, that the Company include any of the Holder's Option Shares in the proposed Registration Statement, the Company shall use its best efforts to effect the registration under the Securities Act of the Option 333 Shares which it has been so requested to register, at the Company's sole cost and expense and at no cost or expense to the Holder; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Option Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed

(i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Option Shares which it has been requested to register. Notwithstanding the provisions of this
Section 7 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

         If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Option Shares to be offered by the Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as to the original number of Option Shares proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

         Notwithstanding the provisions of this Section 7, the Company shall not be required to register Option Shares owned by the Holder under the Act if, in the opinion of counsel to the Company, such registration is not necessary for sale under the provisions of Rule 144.

         (h) Adjustments Upon Changes in Capitalization. If at any time after the date of grant of this Option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its Shares into a different number of kind or class of Shares or other securities or property, then the number of Shares covered by this Option and the price of each Share shall be proportionately adjusted for any such change by the Board of Directors or the Committee whose determination shall be conclusive. Any fraction of a Share resulting from any adjustment shall be eliminated and the price per Share of the remaining Shares subject to this Option adjusted accordingly.

         (i) Governing Law. The parties hereto hereby acknowledge and agree that the Option granted hereby is granted in the State of New York and any Shares issued upon exercise of the Option will be issued in the State of New York. This Agreement, as well as the grant of such Option and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          (j) Miscellaneous. This Option Agreement shall be binding upon and inure to the benefit of the Company and its successors and upon the Optionee and his successors, assigns, including without limitation the estate of the Optionee and the executors, administrators and/or trustees of such estate, and any creditor, receiver, trustee in bankruptcy or representative of any such Optionee.

         This Option Agreement shall become effective as of the date hereof and, unless sooner terminated, shall remain in effect for a period of five years from the date hereof. This Option Agreement may be terminated at any time by mutual consent of the parties hereto, but no ramification or amendment of this Option Agreement shall become effective until such modification or amendment shall have been approved by the Committee or the Board.





                                            CANDIE'S, INC.



                                            By: /s/ Neil Cole
                                                -----------------------------
                                                Neil Cole, President

                                 PURCHASE FORM

                                                          _______________, 199_

TO:  Candie's, Inc.

The undersigned hereby irrevocably elects to exercise the attached Option Certificate to the extent of __________ shares of Common Stock of Candie's, Inc. and herewith makes payments of $__________ in payment of the purchase price therefore.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_______________________________________     (Please typewrite or print in
block letters)



Address:____________________________________

        ____________________________________




                                                    _____________________



                                                 By:_____________________



                                ASSIGNMENT FORM

FOR VALUE RECEIVED,_________________________________________

hereby sells, assigns and transfers unto:

Name:________________________________________________________________________
                 (Please typewrite or print in block letters)

Address:_____________________________________________________________________
        _____________________________________________________________________

the right to purchase common stock of Candie's, Inc. represented by this Option to the extent of_______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________, attorney, to transfer the same on the books of the Company will full power of substitution in the premises.





                                                   ___________________________

                                                By:___________________________